UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 14, 2016

PixarBio Corporation
(Name of Small Business Issuer in its Charter)

Delaware	47-1945113
(State or Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

200 Boston Avenue, Suite 1875 Medford, MA 02155
(Address of principal executive offices)
(617) 803-8838
(Telephone Number of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01

Changes in Registrant Certifying Accountant

(a)

Dismissal of Independent Registered Accounting Firm

On November 18, 2016, the Board of Directors of PixarBio Corporation, a Delaware Corporation (the “Registrant” of the “Company”), determined to cease utilizing the services of Scrudato & Company CPAs (“Scrudato”). Accordingly, Scrudato was dismissed as the Registrant’s independent registered public accounting firm.

The reports of Scrudato on the Registrant’s consolidated financial statements for the fiscal years ended December 31, 2015 and 2014 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except as stated below. The report for the fiscal year ended December 31, 2005 did contain the following statement regarding the Registrant’s ability to continue as a going concern:

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4, the Company has limited operating history and has incurred losses since inception and has a working capital deficit. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 84. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

During the fiscal years ended December 31, 2015 and 2014 and the subsequent interim period through November 18, 2016, there have been no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with Scrudato on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Scrudato, would have caused Scrudato to make reference thereto in their reports on the consolidate financial statements for such fiscal year. During the fiscal years ended December 31, 2015 and 2014 and any subsequent interim period through November 18, 2016, there have been no “reportable events” (as defined in Item 304)(a)(1)(v) of Regulation S-K).

The Registrant provided Scrudato with a copy of the disclosure it is making herein in response to Item 304(a) of Regulation S-K and requested that Scrudato furnish the Registrant with a copy of its letter addressed to the Securities and Exchange Commission (the “SEC”), pursuant to Item 304(a)(3) of Regulation S-K, stating whether or not Scrudato agrees with the statements related to them made by the Registrant in this report.. A copy of Scrudato’s letter dated November 23, 2016, is attached as Exhibit 16.1 to this Report.

(b)

Engagement of Independent Registered Public Accounting Firm

On November 18, 2016, the Registrant’s Board of Directors, approved the appointment of Wolf & Company, P.C. (“Wolf”) as the Registrant’s new independent registered public accounting firm, effective as of November 18, 2016. Wolf has been the independent registered public accounting firm for PixarBio Corporation, a Nevada Corporation, which merged into the Registrant as of October 31, 2016.

During the fiscal years ended December 31, 2015 and 2014 and any subsequent interim period through November 18, 2016, neither the Registrant, nor anyone on its behalf, consulted Wolf regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the Registrant, and no written report or oral advice was provided to the Registrant by Wolf, which Wolf concluded was an important factor considered by the Registrant in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) or “reportable events” (as defined in Item 304)(a)(1)(v) of Regulation S-K).

Item 9.01

Financial Statements and Exhibits

Exhibit No.

Description

Exhibit 16.1

Letter of Scrudato & Company CPAs dated November 23, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PixarBio Corporation
(Registrant)

Date: November 23, 2016	By:	/s/ Francis M. Reynolds
Name: Francis M. Reynolds Title: Chief Executive Officer

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